Exhibit 99.1

Annovis Bio, Inc. Announces Proposed Public Offering

MALVERN, PA – January 31, 2025 – Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a late-stage clinical drug platform company pioneering transformative therapies for neurodegenerative diseases such as Alzheimer’s disease (AD) and Parkinson’s disease (PD), today announced that it intends to offer to sell common stock and warrants in an underwritten public offering. All of the common stock and warrants are to be sold by the Company.

ThinkEquity is acting as sole book-running manager for the offering.

The Company expects to grant the underwriter a 45-day option to purchase up to an additional 15% of the number of shares of common stock and/or warrants sold in this offering to cover over-allotments, if any.

The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the offering primarily for working capital and general corporate purposes, including the continued clinical development of the Company’s lead compound, Buntanetap.

The securities in the offering described above will be offered and sold pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-276814), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2024 and declared effective on February 12, 2024. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying base prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying base prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying base prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Annovis Bio, Inc.:

Headquartered in Malvern, Pennsylvania, Annovis is dedicated to addressing neurodegeneration in diseases such as AD and PD. The Company’s innovative approach targets multiple neurotoxic proteins, aiming to restore brain function and improve the quality of life for patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, the Company’s plans related to clinical trials. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, those related to patient enrollment, the effectiveness of Buntanetap, and the timing, effectiveness, and anticipated results of the Company’s clinical trials evaluating the efficacy, safety, and tolerability of Buntanetap. Additional risk factors are detailed in the Company’s periodic filings with the SEC, including those listed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are based on information available to the Company as of the date of this release. The Company expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

Annovis Bio Inc.

101 Lindenwood Drive

Suite 225

Malvern, PA 19355

www.annovisbio.com

Investor Contact:

Scott McGowan

InvestorBrandNetwork (IBN)

Phone: 310.299.1717

www.annovisbio.com/investors-relations

IR@annovisbio.com